Exhibit K.8.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS SECURITY UNDER SUCH ACT, (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) THE WRITTEN ACKNOWLEDGEMENT OF THE ISSUER, WHICH ACKNOWLEDGEMENT WILL NOT BE UNREASONABLY WITHHELD, THAT A SALE IS PURSUANT TO A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT.
TORTOISE CAPITAL RESOURCES CORPORATION
WARRANT

Warrant to Purchase Shares of Common Stock	December ___, 2006
     This certifies that, for value received, TORTOISE CAPITAL RESOURCES CORPORATION, a Maryland corporation (the “Company”), hereby grants to [insert name] (the “Holder”), the right to purchase from the Company [insert written number] ([insert numerical number]) shares of the Company’s Common Stock (the “Common Stock”) at the Exercise Price (as defined in Section 1.4 below) then in effect, in consideration of the Holder’s purchase of shares of Series A Redeemable Preferred Stock pursuant to that certain Purchase Agreement dated December ___, 2006 (the “Purchase Agreement”), subject to the terms, conditions and adjustments set forth in this Warrant (this “Warrant”).
     1. Exercise of Warrant.
     1.1 Exercise Period. Unless earlier cancelled pursuant to Section 1.3(b) hereof, Holder may exercise this Warrant, in whole or in part, at any time and from time to time during the period commencing on the earlier of (a) the effective date of the registration statement for the Company’s initial public offering of its Common Shares (the “Initial Public Offering”) or (b) 18 months from the date hereof, and ending at 5:00 P.M. (New York City time) on the date that is the earlier of (x) the day before the sixth anniversary of the Initial Public Offering or (y) the date that is 10 years after the date hereof (the “Exercise Period”).
     1.2 Procedure for Exercising Warrant.
     (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):
     (i) A completed Notice of Exercise, substantially in the form set forth in Exhibit A hereto, executed by the Holder or by Holder’s legal representative or attorney duly authorized in writing to the satisfaction of Company;

     (ii) This Warrant; and
     (iii) Cash or certified or official bank check in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.
     (b) Certificates representing shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Holder within 5 days after the Exercise Date. Unless this Warrant has expired or has been cancelled or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised. The Company will deliver such new Warrant to the person designated to receive it in the Exercise Agreement.
     (c) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Holder on the Exercise Date, and the Holder will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.
     (d) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Holder for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares.
     1.3 Cancellation of Warrant.
     (a) A Warrant surrendered to the Company for registration of transfer, exchange or exercise shall promptly be cancelled.
     (b) In the event the holders of Common Stock fail to authorize this Warrant prior to the Initial Public Offering, such Warrant shall be cancelled.
     1.4 Common Stock and Exercise Price Under Warrants. Subject to and upon compliance with the provisions herein, this Warrant shall entitle the Holder hereof to purchase from the Company one share of Common Stock of the Company at an exercise price (the “Exercise Price”) of the greater of $15.00 per share of Common Stock or (ii) the Net Asset Value per Common Share as set forth in Section 2.1; provided that prior to the BDC/Registration Statement Notice Date, the Exercise Price will be $15.00. The Exercise Price and the number and kind of securities or other property issuable upon exercise of the Warrants shall be adjusted in certain instances as provided in Section 2 of this Warrant.
     1.5 Fractional Shares. No fractional Common Stock shall be issued upon exercise of this Warrant. If more than one Warrant shall be exercised at one time by the same Holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Common Stock issuable under the Warrants so exercised. In lieu of any fractional Common Stock that would otherwise be issuable upon exercise of this Warrant or Warrants, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per Common Stock (as determined by the Board of Directors of the Company or in any manner prescribed by the Board of Directors) at the close of business on the day such exercise is deemed to have occurred.
     2. Adjustment of Shares of Common Stock and Exercise Price. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price per share are subject to adjustment from time to time as provided in this Section 2; provided, however, that the Exercise Price per share will not be less than the par value per share of the Common Stock.
     2.1 Adjustment to Exercise Price upon Business Development Company Election. The Company shall deliver to the Holders a notice of the Company’s intention to file a registration statement under the Securities Act covering the Company’s Common Stock (a “Registration Statement Filing”) (a “Registration Statement Notice”) or to file with the Securities and Exchange Commission a Form N-54A under the Investment Company Act of 1940 Act (the “1940 Act”) to be regulated as a business development company under the 1940 Act (“Form N-54A”) or, if available, a notice on Form N-6F under the 1940 Act of the Company’s intention to be regulated as a business development company under the 1940 Act (“Form N-6F”) (the “BDC Election”), which such notice shall specify that an adjustment to the Exercise Price pursuant to this Section 2.1 expected to occur, within no earlier than 10 days following delivery of such notice and no later than 30 days following delivery of such notice (the date of delivery of such notice by the Company, the “BDC/Registration Statement Notice Date”). On the date of the BDC Election, the Exercise Price then in effect will be adjusted to a price equal to the greater of (a) $15.00 and (b) the then Net Asset Value Per Common Share (as defined below); provided, however, that if after any such adjustment the Registration Statement Filing or Form N-6F or Form N-54A filing that triggered such adjustment is abandoned by the Company prior to its effectiveness, the Exercise Price will revert to the Exercise Price in effect immediately prior to such adjustment. For purposes of this Section 2.1, the Company’s “Net Asset Value Per Common Share” as of the date of the BDC Election shall mean the total net asset value of the Company on such date as certified by the Chief Financial Officer of the Company, divided by the number of Common Stock of the Company outstanding as of such date, assuming the conversion into Common Stock of all shares of convertible preferred stock of the Company, if any, then outstanding.
     2.2 Stock Dividends, Splits, Etc. The number of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of such Warrant) and the Exercise Price shall be appropriately adjusted to reflect any and all stock dividends (other than cash dividends), stock splits, combinations of shares, reclassifications, recapitalizations or other similar events affecting the number of outstanding Common Stock (or such other stock or securities) so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of Common Stock or other capital stock which the Holder would have received if such Warrant had been exercised immediately prior to such event. Whenever the number of Common Stock issuable upon exercise of this Warrant is adjusted pursuant to this Section 2.2, the

Exercise Price shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction the numerator of which is the number of shares issuable upon exercise of this Warrant prior to such adjustment and the denominator of which is the number of shares issuable upon exercise of such Warrant after such adjustment.
     2.3 Extraordinary Dividends. Notwithstanding Section 2.2, in case the Company shall at any time after the date hereof declare an extraordinary dividend on the outstanding Common Stock (excluding any ordinary quarterly cash dividends paid during the Exercise Period), each Holder will be entitled to receive the extraordinary dividend made on the outstanding Common Stock which the Holder would have received if this Warrant had been exercised immediately prior to such extraordinary dividend.
     2.4 Capital Reorganization or Reclassification. If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of Common Stock, whether by capital reorganization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Warrant) then, in and as a condition to the effectiveness of each such event, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of Common Stock and other securities and property receivable upon such reorganization, reclassification or other change by the holder of the number of Common Stock for which such Warrant might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.
     2.5 Merger. In case of a dividend or distribution paid pursuant to a plan of consolidation or merger of the Company with another Person (as defined below) (other than a merger or consolidation in which the Company is the continuing Person and the Common Stock is not exchanged for securities, property or assets issued, delivered or paid by another Person), or in case of any lease, sale or conveyance to another Person (other than to a wholly owned domestic subsidiary of the Company so long as such subsidiary continues to be wholly owned) of all or substantially all of the property or assets of the Company, this Warrant shall thereafter (until the end of the Warrant Exercise Period) evidence the right to receive, upon its exercise, in lieu of Common Stock deliverable upon such exercise, immediately prior to such consolidation, merger, lease, sale or conveyance the kind and amount of shares and/or other securities and/or property and assets and/or cash that the Holder would have been entitled to receive upon such consolidation, merger, lease, sale or conveyance had the Holder exercised this Warrant immediately prior to such consolidation, merger, lease, sale or conveyance; provided, however, to the extent a stockholder would have had an opportunity to elect the form of consideration in such a transaction, the Holder electing to not exercise its warrants shall be entitled to the same consideration that a holder of such Common Stock failing to make any such election would have been entitled to receive upon such transaction. The Company shall not consummate any transaction that effects or permits any such event or occurrence unless each Person whose shares of stock, securities or assets will be issued, delivered or paid to the holders of the Common Stock (including the Company with respect to clause (ii) below), prior to or simultaneously with the consummation of the transaction, (i) is a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and (ii) expressly assumes, or in the case of the Company, acknowledges, by a Warrant supplement or other document in a form substantially similar hereto, executed and delivered to the Holder thereof, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions of this Section 2.5, such Holder is entitled to purchase, and all other obligations and liabilities under this Warrant, including the obligations and liabilities in respect of subsequent adjustments that are required under this Warrant. For purposes of this Section 2.5, “Person” shall mean an individual, limited or general partnership, corporation, association, company, joint-stock company, business trust, joint venture, trust or unincorporated organization, or any other entity, including a government or agency or political subdivision thereof.
     2.6 Certificate Regarding Adjustment. The certificate of any independent firm of public accountants of recognized national standing selected by the Board of Directors of the Company shall be evidence of the correctness of any computations under Sections 2.1 through 2.5 of this Agreement.
     2.7 Minimum Adjustment. No adjustment of the Exercise Price shall be required under this Section 2 if the amount of such adjustment is less than 1% of the Exercise Price then in effect; provided, however, that any adjustments that by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment. If the Company shall take a record of holders of Common Stock for the purpose of entitling them to receive any dividend or distribution and thereafter and before the distribution to stockholders of any such dividend or distribution, legally abandons its plan to pay or deliver such dividend or distribution, then no adjustment of the Exercise Price shall be required by reason of the taking of such record. All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
     2.8 Notice to Holder of Adjustment. Whenever the number of shares purchasable upon exercise of this Warrant or the Exercise Price is adjusted as herein provided, the Company will cause to be mailed to the Holder, in accordance with the provisions of Section 14.3 hereof, notice setting forth the adjusted number of shares purchasable upon the exercise of the Warrant and the adjusted Exercise Price and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.
     3. Prior Notice as to Certain Events. In case at any time:
     (a) the Company shall declare a dividend (or any other distribution) on the Common Stock, including any extraordinary dividend (but other than ordinary quarterly cash dividends paid during the Exercise Period;
     (b) the Company shall authorize the granting to the holders of the Common Stock of pro rata rights, options or warrants to subscribe for or purchase any shares of capital stock of the Company; or

     (c) of any reclassification of the Common Stock of the Company (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company (other than to a wholly owned domestic subsidiary of the Company so long as such subsidiary continues to be wholly owned); or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
          then the Company shall cause to be mailed to all registered Holders at their last addresses as shown in the Warrant Register (as defined below), no later than ten (10) Business Days prior to the event specified in (a), (b), (c) or (d) above, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up (or amendment thereto) is expected to become effective, and the date as of which it is expected that holders of record of such class of Common Stock shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up.
     4. Covenant as to Common Stock.
     (a) The Company covenants that all Common Stock that may be issued upon exercise of any Warrant will, upon issue and payment of the Exercise Price therefor, be validly issued, fully paid and nonassessable and free and clear from all taxes, liens, charges, security interests, encumbrances and other restrictions created by or through the Company, other than those set forth in the Company’s Articles of Incorporation, as amended.
     (b) The Company shall at all times during the Exercise Period, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the exercise of Warrants, the full number of Common Shares then issuable upon the exercise of all outstanding Warrants.
     5. Taxes on Exercise. The Company shall pay any and all taxes that may be payable in respect of the issue or delivery of Common Stock on exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issue and delivery of Common Stock in a name other than that of the Holder of this Warrant, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such taxes or has established to the satisfaction of the Company that such tax has been paid.

     6. Restrictions on Transfer of Warrant.
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND, UNTIL SUCH TIME AS THE CORPORATION’S COMMON STOCK IS REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), THE CORPORATION HAS ELECTED TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE 1940 ACT, AND THE CORPORATION’S COMMON STOCK QUALIFIES AS “PUBLICLY OFFERED SECURITIES” (WITHIN THE MEANING OF THE PLAN ASSET REGULATIONS OF THE DEPARTMENT OF LABOR AT 29 C.F.R. § 2510.3-101 (THE “PLAN ASSET REGULATIONS”)), THIS SECURITY MAY NOT BE OFFERED, SOLD, OR PLEDGED EXCEPT AS SET FORTH IN THIS PARAGRAPH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS (X) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (Y) AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(4), (5) or (6) UNDER THE SECURITIES ACT), (2) REPRESENTS THAT IT IS NOT A BENEFIT PLAN INVESTOR (WITHIN THE MEANING OF THE PLAN ASSET REGULATIONS), WHETHER OR NOT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE; (3) REPRESENTS THAT IT IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT (4) AGREES THAT HE, SHE OR IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR AN AVAILABLE EXEMPTION THEREFROM, IN EACH CASE SUBJECT TO THE RESTRICTIONS ON TRANSFER IMPOSED UNDER THE CORPORATION’S CHARTER AND DESCRIBED ABOVE; AND (5) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
     FOLLOWING THE EFFECTIVENESS OF THE CORPORATION’S EXCHANGE ACT REGISTRATION WITH RESPECT TO ITS COMMON STOCK AND THE CORPORATION’S ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE 1940 ACT, THE RESTRICTION ON TRANSFER IN CLAUSE (3) OF THE PRECEDING PARAGRAPH WILL NO LONGER APPLY TO TRANSFERS OF THIS SECURITY. IN ADDITION, FOLLOWING THE DATE THAT THE CORPORATION’S COMMON STOCK QUALIFIES AS “PUBLICLY OFFERED SECURITIES” UNDER THE PLAN ASSET REGULATIONS, THE RESTRICTION ON TRANSFER IN CLAUSE (2) OF THE PRECEDING PARAGRAPH WILL NO LONGER APPLY.
     IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY IS PROPOSED TO BE MADE OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR RULE 144 UNDER THE SECURITIES ACT, THE TRANSFEROR SHALL DELIVER TO THE CORPORATION, AN AGREEMENT FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF EXHIBIT B HERETO TO THE FINAL OFFERING MEMORANDUM RELATING TO THESE SECURITIES WHICH SHALL PROVIDE, AS APPLICABLE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS A QUALIFIED

PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER AND THAT SUCH TRANSFEREE IS ACQUIRING THE WARRANTS REPRESENTED HEREBY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER OTHER THAN TO A QUALIFIED INSTITUTIONAL BUYER OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION.
     ONLY WHOLE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED. ANY TRANSFER IN VIOLATION OF THE FOREGOING OR THE CORPORATION’S CHARTER OR ANY TRANSFER OF FRACTIONAL SECURITIES SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO THE RECEIPT OF DIVIDENDS ON THE COMMON STOCK, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.
     SO LONG AS THESE SECURITIES ARE “RESTRICTED SECURITIES” (AS SUCH TERM IS DEFINED IN RULE 144(a)(3) UNDER THE SECURITIES ACT), THE CORPORATION AGREES TO MAKE AVAILABLE TO EACH HOLDER AND EACH PROSPECTIVE PURCHASER OF THE SECURITIES DESIGNATED BY A HOLDER, UPON REQUEST, THE INFORMATION REQUIRED TO BE PROVIDED PURSUANT TO RULE 144A(d)(4) UNDER THE SECURITIES ACT.
     6.1 The Holder acknowledges that this Warrant has not been registered under the Act or the securities laws of any jurisdiction and may not be transferred except in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions. Any transferee of this Warrant will be subject to and required to complete the Investment Representation, Transfer and Market Stand-Off Agreement attached hereto as Exhibit B.
     6.2 The Company shall keep a register in which the Company shall provide for the registration of Warrants and of transfers and exchanges of Warrants (the “Warrant Register”); provided that so long as such Warrants are subject to restrictions on transfer or exchange, transfers or exchanges of Warrants may only be made following the satisfactory review by the Company as to compliance with such restrictions on transfer or exchange.
     7. No Voting Rights; Limitations of Liability. This Warrant does not confer upon the Holder any voting rights or other rights as a stockholder of the Company, either at law or equity. The rights of the Holder are limited to those expressed herein and the Holder by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the

Holder, will give rise to any liability of such Holder for the Exercise Price of Common Stock purchasable by exercise hereof or as a stockholder of Company.
     8. No Change of Warrant Necessary. Irrespective of any adjustment in Exercise Price or in the number or kind of shares or other property issuable upon exercise of this Warrant, this Warrant may continue to express the same Exercise Price and number and kind of shares issuable upon exercise per Warrant as are stated herein.
     9. Enforcement of Rights. Notwithstanding any of the provisions of this Warrant, the Holder, without the consent of any other Holder of a Warrant, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce such Holder’s right to exercise this Warrant in the manner provided herein.
     10. Available Information. The Company shall, upon request by the Holder to the Company, promptly deliver to the Holder copies of its annual reports and of the information, documents and other reports delivered or made available to stockholders of the Company.
     11. Destroyed, Lost, Mutilated or Stolen Warrants. If there shall be delivered to the Company evidence to its satisfaction of the destruction, loss, mutilation or theft of this Warrant and such security and indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such Warrant has been acquired by a bona fide purchaser, and in the case of mutilation, upon surrender of this Warrant to the Company for cancellation, the Company shall execute and deliver, in lieu of or in exchange for any such destroyed, lost, mutilated or stolen Warrant, a new Warrant for a like number of Warrants, bearing a number not contemporaneously outstanding. Upon the issuance of any new Warrant under this Section 11, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every Warrant issued and delivered pursuant to this Section 11 in lieu of any destroyed, lost or stolen Warrant shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant shall be at any time enforceable by anyone, and shall be entitled to all the benefits of, and be subject to all the limitations of rights set forth in, this Warrant equally and proportionately with any and all other Warrants duly issued and delivered hereunder. The provisions of this Section 11 are exclusive and shall preclude (to the extent lawful) any and all other rights and remedies with respect to the replacement of destroyed, lost, mutilated or stolen Warrants notwithstanding any law or statute existing or hereafter enacted to the contrary.
     12. Persons Deemed Owners. The Company may deem and treat the person in whose name a Warrant is registered in the Warrant Register as the absolute, true and lawful owner of such Warrant Certificate and the Warrants represented thereby (notwithstanding any notation of ownership or other writing thereon made by any Person) for all purposes, and neither the Company nor the Warrant Agent nor any of their respective agents shall be affected by any notice or knowledge to the contrary.
     13. Amendment of Warrant. The Company may, without the consent of the Holder, amend this Warrant in such manner as it shall deem appropriate to cure any ambiguity, to correct any defective or inconsistent provision or manifest mistake or error herein contained, or in any other manner that they may deem necessary or desirable and which shall not adversely affect the rights of the Holder of this Warrants. This Warrant shall not otherwise be modified, supplemented or amended in any respect by the Company, except with the consent in writing of the Holder of this Warrant. Any modification, supplement or amendment pursuant to this Section 13 shall be binding upon all present and future Holders of this Warrant, whether or not they have consented to such modification, supplement or amendment, and whether or not notation of such modification, supplement or amendment is made upon this Warrant. Notwithstanding anything herein to the contrary, upon advice of external counsel, this Warrant may be modified to the extent any changes to the terms of the Warrant are deemed necessary to comply with the rules and regulations of the 1940 Act as interpreted by the Securities and Exchange Commission.
     14. Miscellaneous.
     14.1 Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument.
     14.2 Waiver. No delay or failure of the Holder in exercising any right, power, privilege or remedy under this Warrant will affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof, nor will any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or the exercise of any other right, power, privilege or remedy.
     14.3 Notices. All notices, requests and consents hereunder must be in writing. Notices, requests and consents to the Company will be effectively given and delivered when (a) sent by facsimile to (913) 981-1021 or (b) mailed by first class mail, postage prepaid, to the Company at its offices at 10801 Mastin Boulevard, Suite 222, Overland Park, Kansas 66210. Notices, requests, and consents to the Holder will be effectively given and delivered when (a) sent by facsimile to the Holder at [insert phone number] or (b) mailed by first class mail, postage prepaid, to the Holder at [insert address]. Either party by notice to the other may from time to time change the facsimile number or address for any such notice, request, or consent.
     14.4 Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.
     14.5 Maintenance of Office. So long as any of any Warrant remains outstanding, the Company shall designate and maintain an office in the State of Kansas where Warrants may be surrendered for registration of transfer or for exchange, where Warrants may be surrendered for exercise and where notices and demands to or upon the Company in respect of the Warrants may be served. The Company may from time to time change or rescind such designation as it may deem desirable or expedient. The Company will give prompt written notice to the Holders of Warrants of the location, and any change in the location, of such office. The Company hereby designates it offices at 10801

Mastin Boulevard, Suite 222, Overland Park, Kansas 66210 as the office maintained for each such purpose. The Company may also from time to time designate one or more other offices or agencies (in or outside the State of Kansas) where Warrants may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the State of Kansas for such purposes. The Company shall give prompt written notice to the Holders of Warrants of any such designation or rescission, and of any change in the location of, any such other office or agency.
     14.6 Successors. This Warrant will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, whether so expressed or not.
     14.7 Separability. In case any provision of this Warrant shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     14.8 Headings and Exhibits. The headings used in this Warrant are for convenience only and will not constitute a part of this Warrant. All of the exhibits attached hereto are incorporated herein and made a part of this Warrant by reference thereto.
IN WITNESS WHEREOF, this Warrant has been executed and delivered by a duly authorized representative of the Company on the day and year first above written.

TORTOISE CAPITAL RESOURCES CORPORATION

By:
David J. Schulte
President and Chief Executive Officer

EXHIBIT A
NOTICE OF EXERCISE
The undersigned hereby irrevocably elects to exercise______ of the Warrants represented by the attached Warrant dated December ___, 2006 issued by Tortoise Capital Resources Corporation and purchase the whole number of shares issuable and deliverable upon exercise of such Warrants, and herewith tenders payment for such shares in accordance with the terms of the Warrant Agreement. The undersigned hereby directs that the certificate or certificates for the shares issuable and deliverable upon exercise, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name is indicated below. The undersigned will pay any transfer taxes or other governmental charge payable with respect to any such shares to be issued in the name of a person other than the undersigned.
INSTRUCTIONS FOR REGISTRATION OF SHARES
(please typewrite or print)

Name:

Address:

Social Security or Other Taxpayer Identification Number:

Dated:
Signature:

Note: Signature must conform to name of Holder appearing on face hereof. Signature must be guaranteed by a member of an accepted medallion guarantee program if Common Shares are to be issued, or Warrant Certificate(s) are to be delivered, other than to and in the name of the Holder.

Signature Guarantee
Fill in for registration of Common Shares and Warrant Certificate(s) if to be issued otherwise than to the Holder:

Social Security or other
Taxpayer Identification Number:
(name)

(name)

Please print name and address
(including zip code)

EXHIBIT B
Investment Representation, Transfer
and Market Stand-Off Agreement

To:	Tortoise Capital Resources Corporation
c/o Tortoise Capital Advisors, LLC
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210
A. REPRESENTATION AND TRANSFER
I.	The undersigned certifies that it is either a QIB (as defined) or an Accredited Investor (as defined):
(i)	For QIBs: The undersigned certifies that it is familiar with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and represents and warrants that:

(a)	it is a Qualified Institutional Buyer (“QIB”) as described in Annex A hereto;

(b)	as of ___, ___,[1] the undersigned owned or invested on a discretionary basis $___[2] in eligible “securities” (as defined and calculated as set forth in Annex A);

(c)	if the undersigned decides to purchase Rule 144A securities for the accounts of others, it will only purchase Rule 144A securities for accounts that independently qualify as QIBs as defined in Rule 144A (unless the undersigned is an insurance company (as described in Annex A) and is purchasing for the account of one or more of its “separate accounts” (as defined in Annex A));

(d)	The undersigned has listed below those of its accounts that are QIBs and if the undersigned is an insurance company (as described in Annex A), those of its accounts that are separate accounts (as defined in Annex A), and for which it intends to purchase Rule 144A securities; the undersigned has accurately provided the information requested for each of the accounts listed below; and the undersigned agrees that any of the accounts listed below for which it purchases Rule 144A securities will be deemed to be a part of and subject to the representations contained in this certification; and

(e)	The undersigned’s current fiscal year ends on ___, ___;

or

(ii)	For Accredited Investors: The undersigned certifies that it is familiar with Regulation D under the Securities Act, and represents and warrants that:

(a)	The undersigned is an Accredited Investor as defined in Rule 501(a)(3), (4), (5), (6), (7) or (8) under the Securities Act and has completed Annex B hereto indicating its qualifications thereby.
II.	The undersigned certifies that it has read Annex C, “Restrictions on Sales of Book-Entry Securities Designated QIB/QP or 3(c)(7)” attached hereto, and the undersigned certifies that it is

[1]	Insert a specific date on or since the end of the undersigned’s most recent fiscal year.

[2]	The amount must be a specific amount in excess of $100 million or such lesser amount as contemplated by paragraph (b), (j) or (o) of Annex A.

a “Qualified Purchaser” as defined in Section 2(a)(51) of, and the related rules under, the Investment Company Act of 1940, as amended, and the undersigned represents and warrants that (if the undersigned certifies that it is unable to make the representations and warranties contained in II(i), it should so indicate on the signature line below):
(i)	it is not a:

“dealer” described in (j) of Annex A that owns and invests on a discretionary basis less than $25,000,000 in eligible “securities” (excluding securities constituting the whole or part of an unsold allotment to or subscription as a participant in a public offering);

“plan” described in. (f) or (g) of Annex A or a “trust fund” described in (h) of Annex A;

(ii)	the undersigned has indicated with a check mark each of the sub-accounts listed below which can independently make each of the representations and warranties in this Section II. If the undersigned decides to purchase securities designated QIB/QP or 3(c)(7) for the accounts of others, it will only purchase for accounts which are checked below, and those accounts will be deemed to make the representations and warranties in I(i) and this Section II. (An insurance company may purchase for one or more of its separate accounts, without regard to whether the account could independently make those representations and warranties);

(iii)	it is not an entity that was formed for the specific purpose of investing in Section 3(c)(7) securities (or if it was formed for such purpose, then each beneficial owner of its securities is a QP);

(iv)	it is not an entity that was formed or is operated as a device for facilitating individual investment decisions of its participants or securityholders;

(v)	if it was formed prior to April 30, 1996 and is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof, then its treatment as a Qualified Purchaser has been consented to (in the manner required by Section 2(a)(51)(C) of the Investment Company Act and rules thereunder) by its beneficial owners who acquired their interests on or before April 30, 1996; and

(vi)	except as set forth in (ii) above, it will not hold Section 3(c)(7) securities for the benefit of any other person, and it will not sell participation interests in the securities to any other person or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the securities.
The undersigned is aware that the Company will not be required to accept for registration of transfer the Company’s Warrants (the “Warrants”) acquired by the undersigned except upon presentation of evidence satisfactory to the Company that the transferee would satisfy the definition of a “qualified purchaser.” The undersigned is also aware that any certificates representing Warrants will bear a legend reflecting the substance of this paragraph.

III.	The undersigned hereby acknowledges and agrees that none of its assets consist of assets of an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), whether or not subject to Title I of ERISA or Section 4975 of the Code, including without limitation, public and private employee benefit plans, IRAs, Keoghs, church plans, and entities which hold, or are deemed to hold, such assets under the Department of Labor Regulations at 29 C.F.R. § 2510.3-101 (the “Plan Asset Regulations”). The undersigned understands and acknowledges that it cannot make a transfer to any party unless the foregoing representation is made by such party. The undersigned is aware that the Company will not be required to accept for registration of transfer of the Warrants acquired by the undersigned, except upon presentation of evidence satisfactory to the Company that the foregoing representation would be complied with upon any such transfer; provided that completing and executing a copy of this Agreement and furnishing it to the Company shall satisfy such requirement. The undersigned is also aware that the Warrants will bear a legend reflecting the substance of this paragraph.

IV.	The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and in the Warrants. The undersigned recognizes that an investment in the Company involves a high degree of risk.

V.	The undersigned is acquiring the Warrants for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling the Warrants in violation of the Securities Act.

VI.	The undersigned is aware that the undersigned must bear the economic risk of the undersigned’s investment in the Company for an indefinite period of time because the Warrants have not been registered in the United States under the Securities Act, or under the securities laws of any state, and therefore, cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available. Further, the undersigned understands that only the Company can take action to register the Warrants. The undersigned also understands that the Company has no obligation to assist in obtaining any exemption(s) from registration.

VII.	The undersigned has received all information regarding the financial condition and the proposed business and operations of the Company or otherwise that the undersigned has requested in order to evaluate its investment in the Company.

VIII.	[Intentionally Omitted].

IX.	The undersigned hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of such efforts, the undersigned hereby represents, warrants and agrees that to the best of the undersigned’s knowledge based upon reasonable diligence and investigation:
(i)	no consideration that the undersigned has contributed or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and

(ii)	no consideration that the undersigned has contributed or will contribute to the Company shall cause the Company or any officer or director of the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.
The undersigned agrees to provide the Company any additional information regarding the undersigned that the Company deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. The undersigned understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Company may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to freezing, segregating or requiring the sale of the undersigned’s Warrants. The undersigned further understands that the Company may release confidential information about the undersigned, and, if applicable, any underlying beneficial ownership, to proper authorities if the

Company, in its sole discretion, determines that it is the best interests of the Company in light of relevant laws, rules and regulations concerning money laundering and similar activities.

X.	The undersigned further hereby acknowledges and agrees that until such time as the Company files an election to be regulated as a business development company under the Investment Company Act of 1940 (the “’40 Act”) or otherwise becomes a registered investment company pursuant to the ’40 Act (any such event constituting a “’40 Act Event”), the undersigned shall not sell or transfer its Warrants to any transferee until such time as such transferee makes the representations and warranties contained herein and agrees to be governed by the provisions hereby; provided that completing and executing a copy of this Agreement and furnishing it to the Company shall satisfy such requirement. Moreover, the undersigned acknowledges that any sale or transfer of the Company’s Warrants in the absence of complying with the preceding sentence is prohibited and any such transfer shall be deemed null and void by the Company.

XI.	Notwithstanding the foregoing, until such time as the undersigned’s Warrants are registered under the Securities Act, such Warrants may only be transferred in a transaction that is exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions and the undersigned acknowledges that any transfer of its Warrants of the Company can only be made in accordance with the Securities Act or in accordance with a valid exemption thereunder. To the extent that such Warrants are not purchased on The PORTALsm Market, the undersigned shall not sell or transfer its Warrants to any transferee until such time as such transferee makes the representations and warranties contained in paragraph I herein and agrees to be governed by the provisions hereby; provided that completing and executing a copy of this Agreement and furnishing it to the addressees hereto shall satisfy such requirement and provided that the transferee acknowledges the following by executing a copy of this Agreement:

THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE WARRANTS MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THE WARRANTS, BY ITS ACCEPTANCE OF THE WARRANTS, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANTS, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF THE INITIAL SALE THEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF ANY SUCH WARRANTS (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE WARRANTS MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE WARRANTS ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) TO OTHER INVESTORS WITH RESPECT TO WHICH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER IN EACH OF THE FOREGOING CASES, TO REQUIRE

DELIVERY BY THE TRANSFEROR TO THE TRANSFER AGENT OF APPROPRIATE CONFIRMATION OF THE FOREGOING.

XII.	Notwithstanding anything herein, this Agreement shall be modified so as to delete: (a) following a ’40 Act Event, paragraphs II and X and any transferee shall be required to comply solely with all other items of this Section A and Section B below, (b) following such time as the Warrants constitute “publicly offered securities” under the Plan Asset Regulations, paragraph III and any transferee shall be required to comply with all other items of this Section A and Section B below, and (c) following such time as the Warrants shall have been registered pursuant to an effective registration statement under the Securities Act, paragraphs I, V and XI and any transferee shall be required to comply with all other items of this Section A and Section B below. In case of any modification of this Agreement pursuant to clause (a), (b) or (c) of this paragraph, the Company shall either post such information on its website or it shall provide written notice that such an event has occurred to all holders of its Warrants. Subject to any modifications as a result of this paragraph XII, any transferee of Warrants shall be required to execute and agree to the provisions contained herein and to make such representations and warranties as are applicable hereunder.

XIII.	The undersigned agrees to promptly advise the Company (c/o Tortoise Capital Advisors, LLC at 10801 Mastin Boulevard, Suite 222, Overland Park, Kansas 66210) if, after giving effect to paragraph XII, any of the representations or warranties in this certificate relating to it or any identified accounts ceases to be true.
B. MARKET STAND-OFF
The undersigned hereby agrees that it shall not, to the extent requested by the Company or an underwriter or proposed underwriter of securities of the Company, without the prior written consent of the Company and such underwriter(s), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s common shares (the “Common Shares”) or any securities convertible into or exchangeable or exercisable for Common Shares (including the Warrants), whether now owned or hereafter acquired by the undersigned (excluding Common Shares acquired in an initial public offering or acquired in the open market following such an initial public offering) or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise sell (other than in any such case to bona fide donees of the undersigned, in each case, who agree to be similarly bound by completing and executing a copy of this Agreement and furnishing it to the Company at the above address or via fax to: (913) 981-1021) within the ninety (90) days following the effective date of a registration statement with respect to an initial public offering of the Company’s equity securities filed under the Securities Act (an “IPO Registration Statement”).
          In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section B and to impose stop transfer instructions with respect to the Warrants of the undersigned (and the securities of every other person subject to the foregoing restriction) until the end of such period. The provisions of this Section B shall remain in full force and effect for all holders of the Warrants until such time as a holder receives Warrants pursuant to a valid registration statement under the Securities Act of 1933.
The foregoing covenant shall be for the benefit of the Company as well as for the benefit of any underwriter retained by the Company in connection with an initial public offering of the Company’s shares.

Dated: ,
Name of Institution

By: [3]
Name of Contact at Above Institution
for Questions and Updates

Mailing Address	Title of Executive Officer[4]

Telephone Number	Account Number
List of Accounts and Sub-Accounts (other than Separate Accounts of an Insurance company)
(attach separate sheet as necessary)

☑ Check Box if Applicable,
Name of Entity	Account Number	see II(ii) Above
☐
☐
☐
(List of Separate Accounts of an Insurance company)
(attach separate sheet as necessary)

Name of Entity	Account Number

[3]	If the undersigned is unable to make the representations and warranties contained in II(i), it should clearly so state below the signature line.

[4]	Certification must be signed by the institution’s chief financial officer or another executive officer, except that if the institution is a member of a “family of investment companies,” the certification must be signed by an executive officer of such institution’s investment advisor.

ANNEX A
I.	Rule 144A provides that a “Qualified Institutional Buyer” (“QIB”) can be any of the following institutions, provided that such institution owns and/or invests on a discretionary basis at least $100 million in eligible “securities” (defined in II below).
(a)	an insurance company as defined in Section 2(13) of the Securities Act of 1933 (the “Act”);

(b)	an investment company registered under the Investment Company Act of 1940, acting for its own account or for accounts of other QIBs that are part of a family of investment companies (as defined in Rule 144A) which family of investment companies owns in aggregate at least $100 million in eligible securities;

(c)	an investment adviser registered under the Investment Advisers Act of 1940;

(d)	a corporation (other than a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution);

(e)	a partnership or Massachusetts or similar business trust;

(f)	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

(g)	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

(h)	any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (f) or (g) above, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

(i)	a not-for-profit organization described in Section 501(c)(3) of the Internal Revenue Code;

(j)	a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (a dealer only is required to own and/or invest at least $10 million in eligible “securities,” excluding securities constituting whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering);

(k)	a bank as defined in Section 3(a)(2) of the Act, a savings and loan association or other institution as referred to in Section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it, and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements;

(l)	a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;

(m)	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(n)	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(o)	any entity, all of the equal owners of which are QIBs.

II.	Eligible “Securities” – in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: securities issued by issuers that are affiliated with the purchaser or, if the purchaser is an investment company, are part of that purchaser’s “family of investment companies”; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.

The value of eligible securities must be calculated based on cost (or on the basis of market value if the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published).

In determining the aggregate amount of securities owned by an entity and invested on a discretionary basis, securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under Section 13 or 15(d) of the Securities Exchange Act of 1934, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in consolidated financial statements of another enterprise.

III.	“Separate account” for purposes of this certification means a separate account as defined by Section 2(a)(37) of the Investment Company Act of 1940 that is neither registered under Section 8 of such Act nor required to be so registered.

ANNEX B
ACCREDITED INVESTOR STATUS FOR INDIVIDUAL INVESTORS AND CERTAIN INVESTORS THAT ARE ENTITIES
(Please check all applicable boxes):
(1)	I am a director, executive officer or general partner of the issuer of the securities being offered or sold, or a director, executive officer or general partner of a general partner of that issuer; or
(2)	I am a natural person whose individual net worth or joint net worth with my spouse, at the time of purchase, exceeds $1,000,000; or
(3)	Any organization described in 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Common Shares and Warrants, with total assets in excess of $5,000,000; or
(4)	I am a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year; or
(5)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares and Warrants, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or
     (6) An entity in which all of the equity owners are accredited investors.

If other than natural person, check one:	If Joint Ownership, check one:

General Partnership	Joint Tenants w/Rights of Survivorship

Limited Partnership	Tenants-in-Common

Limited Liability Company	Community Property

Corporation

Subchapter S Corporation

“Grantor” Trust

Trust

Estate

ANNEX C
Restrictions on Sales of Book-Entry Securities
Designated QIB/QP or 3(c)(7)
The Investment Company Act of 1940, as amended (the “Investment Company Act”) requires that all holders of the outstanding securities of an issuer relying on Section 3(c)(7) (or, in the case of a non-U.S. issuer, all holders that are U.S. Persons) be “qualified purchasers” (“QPs”) as defined in Section 2(a)(51)(A) of the Investment Company Act and related rules. Under the rules, the issuer or an agent acting on its behalf must have a “reasonable belief” that all holders of its outstanding securities (or, in the case of a non-U.S. issuer, all holders that are U.S. Persons), including transferees, are QPs. Consequently, all sales and resales of the securities (or, in the case of non-U.S. issuers, all sales and resales in the United States or to U.S. Persons) must be made pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), solely to purchasers that are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A and are also QPs (“QIB/QPs”). Each purchaser of a security designated QP or 3(c)(7) will be deemed to represent at the time of purchase that: (i) the purchaser is a QIB/QP; (ii) the purchaser is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan such as a 401(k) plan; (iv) the QIB/QP is acting for its own account, or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the issuer; (vi) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of securities; and (vii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees.
A “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act is (i) any natural person (including any person who holds a joint, community property, or other similar shared ownership interest in an issuer that is excepted under section 3(c)(7) with that person’s qualified purchaser spouse) who owns not less than $5,000,000 in investments, as defined by the Commission; (ii) any company that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for 2 or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons; (iii) any trust that is not covered by clause (ii) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (i), (ii), or (iv); or (iv) any person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.